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                                                                    Exhibit 3-26
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                       The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 1568)
                                 Incorporators

    NAME                                                    POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Erin A. Healy                                       452 Hanover Street
                                                    Boston, MA 02113

   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 1568 and hereby state(s):

1.   The name by which the corporation shall be known is:

     ADS Management, Inc.

2.   The purpose for which the corporation is formed is as follows:

     To engage in the management and operation of health care facilities located in the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities intermediate care facilities, long-term care facilities, and rest homes), and residential facilities (including apartments, housing and living facilities), and all activities directly or indirectly related thereto, and further to engage in any other lawful acts or activities for which a corporation may be organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts.


Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least o inch for binding. Additions more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


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   3. The total number of shares and the par value 1/2 any of each class of stock within the corporation is authorized as follows:

-------------------------------------------------             ----------------------------------------------------------------------
                               WITHOUT PAR VALUE                                              WITH PAR VALUE
-------------------------------------------------             ----------------------------------------------------------------------
                                                                                        PAR
    CLASS OF STOCK             NUMBER OF SHARES               NUMBER OF SHARES         VALUE                  AMOUNT
-------------------------------------------------             ----------------------------------------------------------------------
       Preferred                      N/A                            N/A                N/A                   $ N/A
-------------------------------------------------             ----------------------------------------------------------------------

-------------------------------------------------             ----------------------------------------------------------------------
       Common                         N/A                          300,000             $1.00               $300,000.00
-------------------------------------------------             ----------------------------------------------------------------------


4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                      N/A

5. The restrictions, if any, imposed by the Articles of Organisation upon the transfer of shares of stock of any class are as follows:

    None; however, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-laws provisions and/or under any agreement to which the corporation shall be a party.

*6 Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders. The Board of Directors shall have the power to amend the By-Laws of the Corporation in the manner provided in such By-Laws, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders. Meetings of the Stockholders of the Corporation may be held within the Commonwealth of Massachusetts or elsewhere in the United States. Until the election of a Board of Directors, the business of the corporation shall be managed by the stockholders and, until stock of the Corporation shall have been issued, by the incorporator. The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct by itself.

*if there are no provision state "None".


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Date: March 29, 1985

The Commonwealth of Massachusetts Office of the Massachusetts Secretary of State One Asburton Place Boston, MA 02108

Re: ADS Management, Inc.

Dear Sir or Madam:

We have no objection to the use of the name ADS Management, Inc. by a Massachusetts corporation to be organized by our counsel, Goulston & Storrs, P.C. of Boston, Massachusetts.

ADS Management Company, Inc.,
a Massachusetts corporation


By: /s/ Alan D. Solomont
    __________________________
    Name: Alan D. Solomont
    Office: President

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7.  By laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date, is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.


     a. The post office address of the initial principal office of the corporation of Massachusetts is:

          P.O. Box 782, North Andover, Massachusetts 01845

     b. The name residence, and post office address of each of the initial directors and following officers of the corporation are as follows;

NAME                                         RESIDENCE                                     POST OFFICE ADDRESS
President:   Alan D. Solomont                65 East India Row 33c                         P.O. Box 782
                                             Boston, MA 02110                              North Andover, MA 01845

Treasurer:   Jay H. Solomont                 3 Washington Pkwy,                            30 Princeton Boulevard
                                             Lowell, MA 01851                              Lowell, MA 01851

Clerk:       Alan S. Goldberg                42 Fairway Road                               Goulston & Storrs, P.C.
                                             Chestnut Hill, MA                             One Federal Street
                                                                                           Boston, MA 02110

Director:    Alan D. Solomont                65 East India Row 33C                         P.O. Box 782
                                             Boston, MA 02110                              North Andover, MA 01845

             Jay H. Solomont                 3 Washington Pkwy,                            30 Princeton Boulevard
                                             Lowell, MA 01851                              Lowell, MA 01851

             David Solomont                  60 Heath Hill                                 P.O. Box 782
                                             Brookline, MA 02146                           North Andover, MA 01845

             Ahron M. Solomont               41 Centre St. #207                            P.O. Box 782
                                             Brookline, MA 02146                           North Andover, MA 01845


     c. The date initially adopted on which the corporation's fiscal year ends is:
          December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
          Third Wednesday in January

     e. The name and business address of the resident agent, if any, of the corporation is:
          N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 29th day of March, 1985

               /s/ Erin A. Healy
               ________________________________
               Erin A. Healy
               ________________________________
               ________________________________


The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.